Exhibit 99.1

News Release Air Products and Chemicals, Inc. 7201 Hamilton Boulevard, Allentown, PA 18195-1501 www.airproducts.com

Air Products, Aramco, ACWA Power, and Air Products Qudra Complete

Asset Acquisition and Project Financing Transactions for $12 Billion

ASU/Gasification/Power Joint Venture at Jazan, Saudi Arabia

Air Products to Hold Investor Call on October 28, 2021 at 8:30 a.m. USET. See details below.

LEHIGH VALLEY, PA, USA (October 27, 2021) – Air Products (NYSE: APD) today announced the completion of the asset acquisition and project financing transactions for the ~$12 billion air separation unit/gasification/power joint venture (JV) with Aramco, ACWA Power and Air Products Qudra at Jazan, Saudi Arabia.

Air Products will host an investor teleconference on Thursday, October 28, 2021, at 8:30 a.m. USET to provide an update on the project:

Air Products’ Investor Teleconference Details

The teleconference will be open to the public and the media in listen-only mode by telephone and Internet broadcast.

Live teleconference: 313-209-7315

Passcode: 8428649

Internet broadcast/slides: Available on the Event Details page on Air Products’ Investor Relations website.

Telephone replay: 888-203-1112 (domestic) or 719-457-0820 (international)

Passcode: 8428649

Available from 12:30 p.m. USET on October 28, 2021 through 12:30 p.m. USET on November 4, 2021.

Internet replay: Available on the Event Details page on Air Products’ Investor Relations website.

About the $12 Billion Jazan JV

The JV has purchased ASUs, gasification, syngas cleanup, utilities and power assets from Aramco. The JV owns and operates the facility under a 25-year contract for a fixed monthly fee, with Aramco supplying feedstock to the JV, and the JV producing power, steam, hydrogen and other utilities for Aramco.

Aramco, via its subsidiary Saudi Aramco Power Company, has a 20 percent share in the JV; Air Products 46 percent; ACWA Power 25 percent; and Air Products Qudra (a 51/49 JV between Air Products and Qudra Energy) nine percent in the JV. Air Products’ total ownership position is 50.6 percent through 46 percent direct ownership and 4.6 percent through Air Products Qudra.

The JV serves Aramco’s Jazan Refinery, a megaproject to process 400,000 barrels per day of the crude oil to produce main products such as ultra-light sulfur diesel, gasoline, and other products.

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About Air Products

Air Products (NYSE:APD) is a world-leading industrial gases company in operation for 80 years. Focused on serving energy, environment and emerging markets, the Company provides essential industrial gases, related equipment and applications expertise to customers in dozens of industries, including refining, chemical, metals, electronics, manufacturing, and food and beverage. Air Products is also the global leader in the supply of liquefied natural gas process technology and equipment. The Company develops, engineers, builds, owns and operates some of the world’s largest industrial gas projects, including: gasification projects that sustainably convert abundant natural resources into syngas for the production of high-value power, fuels and chemicals; carbon capture projects; and world-scale carbon-free hydrogen projects supporting global transportation and the energy transition.

The Company had fiscal 2020 sales of $8.9 billion from operations in 50 countries and has a current market capitalization of approximately $65 billion. More than 19,000 passionate, talented and committed employees from diverse backgrounds are driven by Air Products’ higher purpose to create innovative solutions that benefit the environment, enhance sustainability and address the challenges facing customers, communities, and the world. For more information, visit airproducts.com or follow us on LinkedIn, Twitter, Facebook, or Instagram.

Cautionary Note Regarding Forward-Looking Statements: This release contains “forward-looking statements” within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s expectations and assumptions as of the date of this release and are not guarantees of future performance. While forward-looking statements are made in good faith and based on assumptions, expectations and projections that management believes are reasonable based on currently available information, actual performance and financial results may differ materially from projections and estimates expressed in the forward-looking statements because of many factors, including risk factors described in our Annual Report on Form 10-K for the fiscal year ended September 30, 2020. Except as required by law, we disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in the assumptions, beliefs or expectations or any change in events, conditions or circumstances upon which any such forward-looking statements are based.

Media Inquiries:

Katie McDonald, tel: (610) 481-3673; email: mcdonace@airproducts.com.

Investor Inquiries:

Simon Moore, tel: (610) 481-7461; email: mooresr@airproducts.com.